Exhibit 10.31
DIRECTOR AGREEMENT
In consideration of being considered for a position on the Board of Directors of Rosetta Stone Inc. (the “Corporation”) and in accordance with Section 1.4 of the Second Amended and Restated Bylaws (as amended, the “Bylaws”) of the Corporation, the undersigned hereby represents and agrees that the undersigned (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the undersigned, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with the undersigned’s ability to comply, if elected as a director of the Corporation, with the undersigned’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (c) in the undersigned’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation. The undersigned has listed and described in detail any Voting Commitment in place as of the date of this Agreement on Exhibit A attached hereto and attached to Exhibit A a copy of such Voting Commitment if it is in writing and agrees that if he enters into any such Voting Commitment at a later date, he will describe such Voting Commitment in detail and provide a copy of such Voting Commitment to the board of directors of the Corporation if it is in writing.
In accordance with Section 1.3(a)(ii)(A) of the Bylaws of the Corporation, attached as Exhibit B hereto is a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the undersigned or any Affiliate or Associate of the undersigned and any of John H. Lewis (“Lewis”), Osmium Partners, LLC (“Osmium Partners”), Osmium Capital, LP (“Fund I”), Osmium Capital II, LP (“Fund II”), Osmium Spartan, LP (“Fund III”), Osmium Diamond, LP (Fund IV”), and Osmium Special Opportunity Fund, LP (“Fund V”, and together with Lewis, Osmium Partners, Fund I, Fund II, Fund III, and Fund IV, the “Osmium Parties”), or any Affiliates (defined below) or Associates (defined below) of the Osmium Parties or others acting in concert therewith, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Osmium Parties or their Affiliates or Associates were the “registrant” for purposes of such rule and the undersigned were a director or executive officer of such registrant.
Although the undersigned has previously had a relationship with the Osmium Parties, as of the date of this Agreement the undersigned does not, and so long as the undersigned is a director of the Corporation, the undersigned will not:

•	receive any compensation from any of the Osmium Parties other than the return on his investment as a limited partner in various of the funds described above;

•	have any investment authority with any of the Osmium Parties; or

•	have any ownership interest in any Osmium Party other than his interest as a limited partner certain funds.

For purposes of this Agreement: the terms “Affiliate” and “Associate” shall have the meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
The undersigned understands and agrees that, if he becomes a member of the Corporation’s board of directors, he has no right or authority to speak on behalf of the Corporation or share any non-public information concerning the Corporation, its subsidiaries and its and their officers, directors and employees and that he will keep confidential any information that he obtains about the Corporation, its subsidiaries and its and their officers, directors and employees unless such information is already generally available to the public other than as a result of a breach of this provision by the undersigned or his Affiliates or Associates or he is specifically authorized to share any such information with any of the Osmium Parties or any other third parties by the Board of Directors of the Corporation.
The undersigned has listed on Exhibit C attached hereto all other directorships he has obtained through, or been nominated for by, any Osmium Related Party.
The undersigned is aware that the Corporation and the Osmium Parties have executed that certain Nomination and Support Agreement, and in accordance with Section 1(f) of that agreement, the undersigned has executed and delivered the Irrevocable Resignation attached as Exhibit A to that agreement which the Company may exercise at any time upon the occurrence of any of the events described in Section 1(f) of the Nomination and Support Agreement.
The undersigned has accurately and truthfully completed, executed and delivered the Company’s standard director and officer questionnaire and will notify the Company promptly if any such information changes.
The undersigned hereby represents and agrees that he will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines that are applicable to directors of the Corporation, including the Corporation’s Code of Ethics and Business Conduct and Corporate Governance Guidelines.
The undersigned hereby consents to serving as a director of the Corporation and consents to being named as such in any of the Corporation’s filings with the Securities and Exchange Commission and to being named as a nominee in the Corporation’s proxy statements.
(Signature) /s/ Arthur John Hass
Print Name: Arthur John Hass
Date: November 18, 2014

Exhibits:
Exhibit A - Voting Commitments (None)
Exhibit B - Compensation and Monetary Arrangements with Osmium Partners
Exhibit C - Other Directorships obtained through or nominated for by Osmium Partners (None)